CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT
CERTIFICATION
R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Legg Mason Partners Variable Portfolios V — Legg Mason Partners Variable Small Cap Opportunities Portfolio (the “Registrant”), each certify to the best of his knowledge that:
     1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2006 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Variable Portfolios V -	Legg Mason Partners Variable Portfolios V -
Legg Mason Partners Variable Small	Legg Mason Partners Variable Small
Cap Opportunities Portfolio	Cap Opportunities Portfolio

/s/ R. Jay Gerken	/s/ Frances M. Guggino
R. Jay Gerken	Frances M. Guggino
Date: September 8, 2006	Date: September 8, 2006
This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.